Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our report dated September 22, 2015 relating to the financial statements and financial highlights of John Hancock Fundamental Large Cap Core Fund, a series of John Hancock Funds II, appearing in the July 31, 2015 Annual Report to Shareholders and of our report dated December 16, 2014 relating to the financial statements and financial highlights of John Hancock Large Cap Equity Fund, a series of John Hancock Investment Trust, appearing in the October 31, 2014 Annual Report to Shareholders . We also consent to the references to us under the headings “Experts” and “Exhibit A – Agreement and Plan of Reorganization” in the Proxy Statement/Prospectus and “Information Incorporated by Reference” in the Statement of Additional Information, which constitute parts of the Registration Statement.

We hereby also consent to the incorporation by reference in the Statement of Additional Information, which constitutes part of this Registration Statement, our report dated September 22, 2015 relating to the financial statements and financial highlights appearing in the July 31, 2015 Annual Report to Shareholders of John Hancock Fundamental Large Cap Core Fund, a series of John Hancock Funds II and our report dated December 16, 2014 relating to the financial statements and financial highlights appearing in the October 31, 2014 Annual Report to Shareholders of John Hancock Large Cap Equity Fund, a series of John Hancock Investment Trust. We also consent to the references to us under the heading “Financial Highlights” and “Independent Registered Public Accounting Firm” in the December 1, 2014 Prospectus and Statement of Additional Information of Fundamental Large Cap Core Fund and in the March 1, 2015 Prospectus and Statement of Additional Information of Large Cap Equity Fund.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

October 30, 2015